Exhibit 99.4

REVOCABLE PROXY

FIRST CALIFORNIA FINANCIAL GROUP, INC.

SPECIAL MEETING OF STOCKHOLDERS

[   ], 2013

[   ] a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John W. Birchfield, and Thomas Tignino, and each of them, the proxy or proxies of the undersigned with full powers and substitution to each to attend the Special Meeting of Stockholders of First California Financial Group, Inc. (the “Special Meeting”) to be held on [   ], 2013 at 3027 Townsgate Road, Suite 300, Westlake Village, California, 91361, beginning at [   ] a.m. local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Special Meeting or any adjournments thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continue to be marked, dated and signed, on the other side)

‚               FOLD AND DETACH HERE               ‚

FIRST CALIFORNIA FINANCIAL GROUP, INC. – SPECIAL MEETING, [   ], 2013

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

http://www.fcalgroup.com

You can vote in one of three ways:

1.                                     Call toll free 1-855-288-8990 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.                                     Via the Internet at http://www.rtcoproxy.com/fcal and follow the instructions.

or

3.                                     Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

REVOCABLE PROXY
X	PLEASE MARK VOTES AS IN THIS EXAMPLE	FIRST CALIFORNIA FINANCIAL GROUP, INC.	Special Meeting of Stockholders [ ], 2013

The Board of Directors Recommends that you vote “FOR” the following proposal(s):

1.  To adopt the Agreement and Plan of Merger, dated as of November 6, 2012, by and between PacWest Bancorp and First California Financial Group, Inc., as such agreement may be amended from time to time.

	For ☐	Against ☐	Abstain ☐

2.  To approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of First California Financial Group, Inc. in connection with the merger.

	For ☐	Against ☐	Abstain ☐

3. To approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the first proposal above.	For ☐	Against ☐	Abstain ☐
4. Upon such other matters as may properly come before the Special Meeting or any adjournment(s) thereof.

PLEASE MARK YOUR CHOICE LIKE THIS  IN BLACK OR BLUE INK.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT.

This proxy, when properly executed, will be voted in the manner directed herein.  If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations unless the box to withhold discretionary authority below is checked.

Signature [PLEASE SIGN WITHIN BOX]	Date

		Withhold discretionary authority	☐

Signature [Co-Holder, if any]	Date	Mark here if you plan to attend the meeting	☐

(Signature should be exactly as name or names appear in this proxy.   If stock is held jointly each holder should sign.  If signature is by attorney, counselor, administrator, trustee or guardian, please give full title.)

		Mark here for address change and note change	☐

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW.

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy.  Please note telephone and Internet votes must be cast prior to [   ] a.m., [   ], 2013.  It is not necessary to return this proxy if you vote by telephone.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone any time prior to [ ] a.m., [ ], 2013: 1-855-288-8990	Vote by Internet any time prior to [ ] a.m., [ ], 2013 go to http://www.rtcoproxy.com/fcal

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on [   ], 2013. The Notice of Special Meeting of Stockholders, the Joint Proxy Statement/Prospectus, this Proxy Card and directions to the location of the Special Meeting are available to you on our website at www.fcalgroup.com.

Your vote is important!